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                                                                   EXHIBIT (3)i.

                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                 *  *  *  *  *


     CRONUS INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: that at a meeting of the Board of Directors of CRONUS INDUSTRIES, INC. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of the Company be amended as follows:

     1.  Article First shall be amended to read in its entirety as follows:

     FIRST.  The name of the corporation is:
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                 BUSINESS RECORDS CORPORATION HOLDING COMPANY

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
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     THIRD:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said CRONUS INDUSTRIES, INC. has caused this certificate to be signed by P.E. Esping, its President, and attested by T. E. Kiraly, its Secretary, this 10/th/ day of May, 1990.


                                    CRONUS INDUSTRIES, INC.


                                    By:  /s/ P. E. Esping
                                       -----------------------------
                                       P. E. Esping, President


ATTEST:


By:  /s/ T. E. Kiraly
   ----------------------------
   T. E. Kiraly, Secretary